Exhibit 99.1

Contact:   Karla Harvill

        770-393-5091

Gold Kist Inc. Reports Fourth Quarter and Fiscal 2004 Results

ATLANTA, Ga. (August 26, 2004) – Gold Kist Inc. today reported financial results for the fourth quarter and fiscal year ended June 26, 2004. For the fourth fiscal quarter, net margins were $54.1 million, compared with net margins of $14.6 million in the same quarter last year. Fourth quarter sales were $631.5 million, compared with $490.6 million for the year-earlier period.

For the fiscal year ended June 26, 2004, the company reported net margins of $110.9 million, compared with a net loss of $51.5 million, for the prior year. Sales for fiscal 2004 increased 21.9 percent to $2.3 billion from $1.9 billion for fiscal 2003.

“The increase in net sales was due primarily to an approximate 22 percent increase in average broiler sales prices for the fiscal year, slightly offset by a decrease in broiler pounds produced,” said John Bekkers, president and chief executive officer. “Increased margins for the year also resulted from higher broiler selling prices, partially offset by higher feed ingredient costs, particularly soybean meal, which was 29.2 percent higher per ton for fiscal 2004 compared with fiscal 2003.”

Gold Kist Inc. will hold a conference call to discuss this press release today, August 26, 2004, at 2:00 p.m. Eastern time. Investors will have the opportunity to listen to a live Internet broadcast of the conference call through the Company’s Web site at www.goldkist.com or through www.fulldisclosure.com. To listen to the live call, please go to the Web site at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call and continue through September 26, 2004. If Internet access is unavailable, you may participate on the live call by telephone by dialing (800) 289-0518. The confirmation number for this call is 179537.

About Gold Kist

Gold Kist is the third largest integrated broiler company in the United States, accounting for more than 9 percent of chicken, or broiler, meat produced in the United States in 2003. Gold Kist operates a fully-integrated broiler production business that provides processing, purchasing and marketing services to its contract growers. Gold Kist’s broiler production operations include nine broiler complexes located in Alabama, Florida, Georgia, North Carolina and South Carolina. For more information, visit our website at www.goldkist.com.

-MORE-

GKI Reports Fiscal 2004 Year-end Results

August 26, 2004

As previously announced Gold Kist is in the process of seeking the approval of its members for a conversion of Gold Kist from a cooperative marketing association organized under the Georgia Cooperative Marketing Act to a for profit corporation organized under the laws of the State of Delaware. Gold Kist Holdings Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-4 relating to the conversion that was declared effective on August 13, 2004 and first delivered to members on August 16, 2004. Members of Gold Kist are urged to read the registration statement and the accompanying documents. These documents contain important information about the conversion and are available for free on the SEC web site at www.sec.gov.

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GOLD KIST INC.

CONSOLIDATED BALANCE SHEETS

(Dollar Amounts, Except Per Share Amounts, in Thousands)

(Unaudited)

	June 2003	June 2004
ASSETS
Current assets:
Cash and cash equivalents	$11,026	$136,699
Receivables, net	104,699	137,654
Inventories	196,728	232,905
Deferred income taxes	43,270	20,482
Other current assets	20,100	31,564

Total current assets	375,823	559,304
Investments	66,805	12,760
Property, plant and equipment, net	226,905	231,657
Deferred income taxes	26,822	20,060
Other assets	65,692	62,076

	$762,047	$885,857

LIABILITIES AND EQUITY
Current liabilities:
Notes payable and current maturities of long-term debt	$22,162	$21,167
Accounts payable	63,281	75,292
Accrued compensation and related expenses	31,875	52,074
Interest left on deposit	8,495	7,687
Other current liabilities	39,783	57,839

Total current liabilities	165,596	214,059
Long-term debt, less current maturities	324,011	282,954
Accrued pension costs	44,487	53,825
Accrued postretirement benefit costs	10,119	7,539
Other liabilities	33,937	42,865

Total liabilities	578,150	601,242
Patrons’ and other equity:
Common stock, $1.00 par value—Authorized 500,000 shares; issued and outstanding 2,515 in 2003 and 2,449 in 2004	2	2
Patronage reserves	185,620	219,964
Accumulated other comprehensive loss	(43,448)	(44,422)
Retained earnings	41,723	109,071

Total patrons’ and other equity	183,897	284,615

	$762,047	$885,857

GOLD KIST INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands)

(Unaudited)

	Quarter		Year to Date
	June 2003	June 2004	June 2003	June 2004
Net sales volume	$490,625	$631,524	$1,855,126	$2,260,728
Cost of sales	452,530	496,552	1,813,106	1,899,395

Gross margins	38,095	134,972	42,020	361,333
Distribution, administrative and general expenses	22,018	28,278	81,859	108,772
Benefit plans curtailment gains and pension settlement (expense)	9,392	(380)	20,257	(10,288)

Net operating margins (loss)	25,469	106,314	(19,582)	242,273
Other income (deductions):
Interest and dividend income	232	489	2,283	1,550
Interest expense	(6,545)	(7,989)	(24,968)	(35,690)
Loss on investment	—	(38,878)	(24,064)	(57,364)
Miscellaneous, net	(840)	(3,477)	(2,428)	1,942

Total other deductions, net	(7,153)	(49,855)	(49,177)	(89,562)

Margins (loss) from operations before income taxes	18,316	56,459	(68,759)	152,711
Income tax expense (benefit)	3,701	2,317	(17,307)	41,817

Net margins (loss)	$14,615	$54,142	$(51,452)	$110,894

GOLD KIST INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Thousands)

(Unaudited)

	Quarter		Year to Date
	June 2003	June 2004	June 2003	June 2004
Cash flows from operating activities:
Margins (loss) from continuing operations	$14,615	$54,142	$(51,452)	$110,894
Non-cash items included in net margins (loss) from continuing operations:
Depreciation and amortization	10,134	10,054	39,495	39,592
Loss on investment	—	38,878	24,064	57,364
Benefit plans curtailment gains	(9,392)	—	(20,257)	—
Pension and other benefit plans expense	259	1,140	2,665	17,779
Deferred income tax expense (benefit)	2,529	12,506	(14,850)	28,696
Other	1,183	(1,931)	999	(3,172)
Changes in operating assets and liabilities:
Receivables	2,123	(20,498)	5,771	(32,972)
Inventories	(5,274)	(11,622)	(5,598)	(36,177)
Other current assets	1,123	(7,866)	2,994	(8,522)
Accounts payable, accrued and other expenses	7,856	(30)	518	48,482

Net cash provided by (used in) operating activities of continuing operations	25,156	74,773	(15,651)	221,964
Net cash used in operating activities of discontinued operations	—	—	(18,381)	—

Net cash provided by (used in) operating activities	25,156	74,773	(34,032)	221,964

Cash flows from investing activities:
Acquisitions of property, plant and equipment	(6,780)	(22,400)	(34,651)	(42,210)
Proceeds from disposal of investments	13	(43)	482	—
Proceeds from employee life insurance policy surrenders	7,537	—	7,537	—
Other	(6,077)	(1,518)	(1,651)	1,364

Net cash used in investing activities	(5,307)	(23,961)	(28,283)	(40,846)

Cash flows from financing activities:
Short-term debt repayments, net	(7,500)	—	(10,000)	—
Proceeds from long-term debt	—	—	202,920	196,940
Principal repayments of long-term debt	(17,194)	(5,433)	(123,017)	(240,485)
Payments of capitalized financing costs	—	(2,040)	(3,007)	(7,965)
Patronage refunds and other equity paid in cash	(1,987)	(166)	(7,601)	(3,935)
Proceeds from employee life insurance policy borrowings	5,049	—	5,049	—

Net cash provided by (used in) financing activities	(21,632)	(7,639)	64,344	(55,445)

Net change in cash and cash equivalents	(1,783)	43,173	2,029	125,673
Cash and cash equivalents at beginning of period	12,809	93,526	8,997	11,026

Cash and cash equivalents at end of period	$11,026	$136,699	$11,026	$136,699

Supplemental disclosure of cash flow data:
Cash paid (received) during the years for:
Interest (net of amounts capitalized)	$6,631	$3,682	$25,571	$36,918

Income taxes	$(6)	$21,725	$(5,855)	$20,177